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                                                                      EXHIBIT 23

                          Independent Auditors' Consent

The Board of Directors
AirGate PCS, Inc.

We consent to the incorporation by reference in the Registration Statements
(No. 333-34416, No. 333-56352, No. 333-75024, and No. 333-85250) on Form S-8 and
(No. 333-56928, No. 333-73254, No. 333-73270 and No. 333-69866) on Form S-3 of
AirGate PCS, Inc. and subsidiaries of our reports dated January 10, 2003, with respect to the consolidated balance sheets of AirGate PCS, Inc. and subsidiaries as of September 30, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended September 30, 2002 and the related financial statement schedule, which reports appear in the September 30, 2002 annual report on Form 10-K of AirGate PCS, Inc. and subsidiaries.


                                       /s/  KPMG LLP


Atlanta, Georgia
January 10, 2003